Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT (this "Amendment"), dated as of June 12, 2026, amends and modifies a certain Credit Agreement, dated as of August 16, 2022, (as amended, supplemented the "Credit Agreement"), by and among MARTEN TRANSPORT, LTD., a Delaware corporation (the "Borrower"), the Banks named therein (U.S. Bank National Association being the sole Bank as of the date hereof), and U.S. BANK NATIONAL ASSOCIATION, as agent for the Banks (the "Agent"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower, the Banks and the Agent agree as follows:

ARTICLE I - AMENDMENT

The Credit Agreement is amended as follows:

1.1	Definitions. The following defined term in Section 1.1 is amended and restated to read as follows:

“Letter of Credit Sublimit” means $35,000,000.

1.2

Accordion Feature. The first sentence of Section 2.29 is amended and restated to read as follows: “The Borrower may, from time to time, increase the Aggregate Revolving Commitment Amount hereunder, or add a term loan facility (a “Incremental Term Loan Facility”) and term loans (“Incremental Term Loans”) by giving notice to the Agent, specifying the dollar amount of the increase (which shall be in an integral multiple of $5,000,000, and which shall not result in the sum of the Aggregate Revolving Commitment Amount and the Incremental Term Loan Facility hereunder exceeding $105,000,000); provided, however, that an increase in the Aggregate Revolving Commitment Amount and addition of an Incremental Term Loan Facility hereunder may only be made at a time when no Default or Event of Default shall have occurred and be continuing.”

1.3	Anti-Corruption Law; Sanction; Anti-Terrorism Laws. Section 4.18 is amended and restated to read as follows:

5.20         Anti-Corruption Laws; Sanctions. The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower has implemented and maintains in effect for itself and its Subsidiaries policies and procedures designed to facilitate compliance by the Borrower, its Subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, or affiliate of the Borrower or any of its Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (currently Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine).

1.4 Schedules and Exhibits. Exhibit A-1 to the Credit Agreement is hereby amended and restated in its entirety with the exhibit attached hereto as Exhibit I. Schedule 1.1.2 to the Credit Agreement is hereby amended and restated in its entirety with the schedule attached hereto as Exhibit II.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Banks and the Agent to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Banks and the Agent that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to equitable principles.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article 4 of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement, as amended hereby and except to the extent such representations and warranties expressly refer to an earlier date.

3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement.

3.3 Documents. The Borrower shall have executed and delivered this Amendment and an Amended and Restated Revolving Note in the form attached as Exhibit I hereto and the Guarantor Subsidiaries shall have executed and delivered the Acknowledgement in the form attached hereto.

3.4 Due Authorization.  The Borrower shall have delivered to the Agent a certificate of a responsible officer that certifies to the resolution of the Borrower authorizing this Amendment (which may be an existing resolution) and the incumbency of the signatories authorized to execute this Amendment (which may be an existing incumbency document).

ARTICLE IV - GENERAL

4.1 Expenses. The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder. This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Credit Agreement.

4.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks and the Agent. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

4.6 Release by Borrower. IN ORDER TO INDUCE THE BANKS TO ENTER INTO THIS AMENDMENT, THE BORROWER: (A) REPRESENTS AND WARRANTS TO THE BANKS THAT NO EVENTS HAVE TAKEN PLACE AND BORROWER IS NOT AWARE OF ANY CIRCUMSTANCES THAT EXIST AT THE DATE HEREOF WHICH WOULD GIVE THE BORROWER OR ANY GUARANTOR SUBSIDIARY THE RIGHT TO ASSERT A DEFENSE, OFFSET OR COUNTERCLAIM TO ANY CLAIM BY THE AGENT OR ANY BANK FOR PAYMENT OR PERFORMANCE OF THE OBLIGATIONS; AND (B) HEREBY RELEASES AND FOREVER DISCHARGES THE BANKS AND AGENT AND THEIR SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, PROCEEDINGS, DEBTS, SUMS OF MONEY, COVENANTS, CONTRACTS, CONTROVERSIES, CLAIMS AND DEMANDS, AT LAW OR IN EQUITY, ARISING UP AND THROUGH AND INCLUDING THE DATE OF THIS AMENDMENT AGAINST THE BANKS OR THE AGENT OR ANY OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES BY VIRTUE OF THEIR RELATIONSHIP TO THE BORROWER IN CONNECTION WITH THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENTS AND TRANSACTIONS RELATED THERETO.

4.7 Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as

Agent and as a Bank

By:  /s/ Aaron Paetznick___________________

Title: Vice President

MARTEN TRANSPORT, LTD., as the Borrower

By:  /s/ James J. Hinnendael_________________

James J. Hinnendael

Title: Executive Vice President and Chief Financial Officer

GUARANTOR'S ACKNOWLEDGMENT

The undersigned (the "Guarantors") have each, by guaranties each dated as of January 1, 2007 (the "Guaranties") guaranteed payment and performance of obligations of MARTEN TRANSPORT, LTD. (the "Borrower") to the Banks and U.S. Bank National Association, as Agent, under the Credit Agreement, dated as of August 16, 2022 (as thereafter amended, the "Credit Agreement") among the Borrower, the Banks and the Agent. Each Guarantor acknowledges that such Guarantor has received a copy of the proposed First Amendment to the Credit Agreement, to be dated on or about June 12, 2026 (the "Amendment"). Each Guarantor agrees and acknowledges that the Amendment shall in no way impair or limit the right of the Bank under its Guaranty, and confirms that by its Guaranty, such Guarantor continues to guaranty payment and performance of the obligations of the Borrower to the Bank specified in such Guaranty, including without limitation obligations under the Credit Agreement as amended pursuant to the Amendment. Each Guarantor hereby confirms that its Guaranty remains in full force and effect, enforceable against such Guarantor in accordance with its terms.

Dated as of June 12, 2026.

MARTEN TRANSPORT SERVICES, LTD.

By:  /s/ James J. Hinnendael_________________

James J. Hinnendael

Title: Chief Financial Officer

MARTEN TRANSPORT LOGISTICS, LLC

By:  /s/ James J. Hinnendael_________________

James J. Hinnendael

Title: Chief Financial Officer

MARTEN TRANSPORT HOLDINGS, LTD.

By:  /s/ James J. Hinnendael_________________

James J. Hinnendael

Title: Chief Financial Officer

EXHIBIT I

Exhibit A-1

AMENDED AND RESTATED REVOLVING NOTE

$35,000,000	June 12, 2026

FOR VALUE RECEIVED, MARTEN TRANSPORT, LTD., a Delaware corporation, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank") at the main office of U.S. Bank National Association, as Agent for the Bank, at 800 Nicollet Mall, Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Termination Date, the principal amount of THIRTY FIVE MILLION DOLLARS ($35,000,000) or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Bank under the Credit Agreement, and to pay interest in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement, computed as set forth in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of August 16, 2022 (as the same has been and may hereafter be amended, restated or otherwise modified, the "Credit Agreement") among the undersigned, the Bank, the other banks named therein and the Agent. This note is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

This Note amends and restates that certain Revolving Note in the principal amount of $30,000,000, given by Borrower in favor of the Bank dated as of August 16, 2022 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Prior Note”). It is expressly intended, understood, and agreed that this Note is given in substitution of, but not payment for, the Prior Note, and all indebtedness and collateral pledged therefor shall continue to be considered outstanding or remain existing hereunder from and after the date hereof and shall not be considered paid (nor shall the undersigned’s obligation to pay the same be considered discharged or satisfied) as a result of the issuance of this Note. This Note is an amendment and restatement and not a novation. Nothing herein is intended to modify or in any way affect the priority of liens or the security interests which secure this Note in favor of the Bank.

In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

[Signature Page Follows]

MARTEN TRANSPORT, LTD. By: /s/ James J. Hinnendael_________________ James J. Hinnendael Title: Executive Vice President and Chief Financial Officer

EXHIBIT II

Schedule 1.1.2

Commitments and Percentages

Bank:	Revolving Commitment:	Revolving Percentage:

U.S. Bank	$35,000,000	100.000000000%